Exhibit 99.1

PQ Group Holdings Reports Solid First Quarter 2018, Reaffirms 2018 Guidance
- Strong financial performance drives top line and bottom line growth

▪	Sales up 10.0% to $366.2 million

▪	Net Income of $0.2 million or Diluted EPS of $0.00; Adjusted Net Income of $20.9 million or Adjusted Diluted EPS of $0.16

▪	Adjusted EBITDA up 6.6% to $107.9 million for an Adjusted EBITDA margin of 26.7%

▪	Reaffirming 2018 outlook: Sales of $1,545 million to $1,575 million; Adjusted EBITDA of $470 million to $490 million; and Free Cash Flow of $120 million to $140 million

▪	Debt paydown of at least $50 million expected in second half 2018

MALVERN, PA., May 10, 2018 -- PQ Group Holdings Inc. (NYSE:PQG) (“PQ” or the “Company”) reported results for the three months ended March 31, 2018. Sales of $366.2 million increased 10.0% from the same period in 2017, driven by higher sales in both business segments. Net income was $0.2 million or Diluted EPS of $0.00 and Adjusted Net Income was $20.9 million or $0.16 Adjusted Diluted EPS. Both segments drove the higher Adjusted EBITDA of 6.6% to $107.9 million.

“Our first quarter performance is a good start to our first full year as a newly listed company. With the diversity of our portfolio and continued outlook for solid growth in our key end markets, we are well on track to deliver on our 2018 financial goals,” commented Jim Gentilcore, Chairman and Chief Executive Officer of PQ. “Further, we are committed to pay down debt starting in the second half of 2018 given our strong free cash flow expectations of $120 to $140 million.”
The financial results and outlook include Non-GAAP financial measures. These non-GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP in “Presentation of Non-GAAP Financial Measures” and the attached appendix tables.

PQ Group Holdings First Quarter 2018 Earnings Release	Page 1

Environmental Catalysts & Services Segment Results (“EC&S”)

Sales of $117.2 million increased 5.3% versus the same period in 2017 on pass-through of higher costs in Refining Services. Net sales from the Zeolyst Joint Venture rose by 17.1% to $38.3 million, benefiting from continued strong demand growth in emission controls. Adjusted EBITDA of $58.4 million was up 3.5%, largely driven by increased volume growth from emission controls, offsetting weather impacts and higher year-on-year plant scheduled maintenance in Refining Services. Adjusted EBITDA margin was 37.6%.

Performance Materials & Chemicals Segment Results (“PM&C”)

Sales of $249.8 million increased 12.2% versus the same period in 2017 on higher demand for sodium silicates, contribution from the Sovitec acquisition and favorable currency. Adjusted EBITDA of $57.2 million increased 9.0% from the prior year period, largely attributable to higher sodium silicate sales, favorable currency and ThermoDrop® start-up costs incurred last year. Adjusted EBITDA margin was 22.9%.
Cash Flows and Balance Sheet

For the three months ended March 31, 2018, cash flows from operating activities increased to $22.0 million, as compared to $6.7 million for the same period in 2017. This improved performance was due to higher dividends received from the Zeolyst Joint Venture and lower cash interest offsetting an inventory build in the Performance Materials product group.

At March 31, 2018, the Company had cash and cash equivalents of $58.8 million, and total gross debt outstanding of $2,289.1 million. The Company has interest rate cap rates, ranging from 2.0% to 3.0%, on $1 billion of notional variable-rate debt to mitigate interest rate volatility through July 2020.

2018 Financial Outlook

The Company maintains its 2018 guidance as below:

▪	Sales of $1,545 million to $1,575 million, up 5% to 7%

▪	Adjusted EBITDA of $470 million to $490 million, up 4% to 8%

▪	Depreciation and Amortization of $175 million to $185 million, excluding $12 million to $14 million for 50% share in Zeolyst Joint Venture

▪	Interest expense of $120 million to $130 million

▪	Capital expenditures of $150 million to $155 million

▪	Effective tax rate in mid-20% range, excluding the non-cash impact of GILTI

▪	Free cash flow of $120 million to $140 million

PQ Group Holdings First Quarter 2018 Earnings Release	Page 2

Conference Call and Webcast Details

On Thursday May 10, 2018, PQ management will review the results during a conference call and audio-only webcast scheduled for 11:00 a.m. Eastern Daylight Time.

Conference Call: Investors may listen to the conference call live via telephone by dialing 1 (877) 883-0383 (domestic) or 1 (412) 902-6506 (international) and use the participant code 3632848.

Webcast: An audio-only live webcast of the conference call and presentation materials can be accessed at http://investor.pqcorp.com.

A replay of the conference call/webcast will be made available at http://investor.pqcorp.com/events-presentations.

Investor Contact:
Nahla A. Azmy
(610) 651-4561
Nahla.Azmy@pqcorp.com

About PQ Group Holdings Inc.

PQ Group Holdings Inc. is an integrated global provider of specialty catalysts, specialty materials and chemicals, and services. Our environmental catalysts and services business is a leading global innovator and producer of catalysts for the refinery, emissions control, and petrochemical industries and is also a leading provider of catalyst recycling services to the North American refining industry. Our performance materials and chemicals business is a silicates and specialty materials producer with leading supply positions for the majority of our products sold in North America, Europe, South America, Australia and Asia (excluding China) serving diverse and growing end uses such as personal and industrial cleaning products, fuel efficient tires, surface coatings, and food and beverage products.

Presentation of Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“GAAP”) throughout this press release, the Company has provided non-GAAP financial measures—Adjusted EBITDA, Adjusted EBITDA margin, free cash flow, Adjusted net income, Adjusted earnings per share and Adjusted diluted earnings per share—which present operating results on a basis adjusted for certain items. The Company uses these non-GAAP financial measures for business planning purposes and in measuring its performance relative to that of its competitors. The Company believes that these non-GAAP financial measures are useful financial metrics to assess its operating performance from period-to-period by excluding certain items that the Company believes are not representative of its core business. These non-GAAP financial measures are not intended to replace, and should not be considered superior to, the presentation of the Company’s financial results in accordance with GAAP. The use of the terms Adjusted EBITDA, Adjusted EBITDA margin, free cash flow, Adjusted net income, Adjusted earnings per share and Adjusted diluted earnings per share may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. Adjusted EBITDA, free cash flow, Adjusted net income, Adjusted earnings per share and Adjusted diluted earnings per share are reconciled from the respective measures under GAAP in the appendix below.

The Company is not able to provide a reconciliation of the Company’s non-GAAP financial guidance to the corresponding GAAP measures without unreasonable effort because of the inherent difficulty in forecasting and quantifying certain amounts necessary for such a reconciliation such as certain non-cash, nonrecurring or other items

PQ Group Holdings First Quarter 2018 Earnings Release	Page 3

that are included in net income and EBITDA as well as the related tax impacts of these items and asset dispositions/acquisitions and changes in foreign currency exchange rates that are included in cash flow, due to the uncertainty and variability of the nature and amount of these future charges and costs.
Zeolyst Joint Venture

The Company’s zeolite catalysts product group operates through its Zeolyst Joint Venture, which is accounted for as an equity method investment in accordance with GAAP. The presentation of the Zeolyst Joint Venture’s total net sales represents 50% of the total net sales of the Zeolyst Joint Venture. The Company does not record sales by the Zeolyst Joint Venture as revenue and such sales are not consolidated within the Company’s results of operations. However, the Company’s Adjusted EBITDA reflects the share of earnings of the Zeolyst Joint Venture that have been recorded as equity in net income from affiliated companies in the Company’s consolidated statements of operations for such periods and includes Zeolyst Joint Venture adjustments on a proportionate basis based on the Company’s 50% ownership interest. Accordingly, the Company’s Adjusted EBITDA margins are calculated including 50% of the total net sales of the Zeolyst Joint Venture for the relevant periods in the denominator.

PQ Group Holdings First Quarter 2018 Earnings Release	Page 4

Note on Forward-Looking Statements

Some of the information contained in this press release constitutes “forward-looking statements.” Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects” and similar references to future periods. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Examples of forward-looking statements include, but are not limited to, statements regarding our results of operations, financial condition, liquidity, prospects, growth, strategies, product and service offerings and 2018 outlook. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, regional, national or global political, economic, business, competitive, market and regulatory conditions, currency exchange rates and other factors, including those described in the sections titled “Risk Factors” and “Management Discussion & Analysis of Financial Condition and Results of Operations” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. These forward-looking statements speak only as of the date of this release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

PQ Group Holdings First Quarter 2018 Earnings Release	Page 5

PQ GROUP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2018	2017	% Change
	(in millions, except percentages, share and per share amounts)
Sales	$366.2	$332.9	10.0%
Cost of goods sold	288.1	250.2	15.1%
Gross profit	78.1	82.7	(5.6)%
Selling, general and administrative expenses	40.6	34.7	17.0%
Other operating expense, net	9.3	10.3	(9.7)%
Operating income	28.2	37.7	(25.2)%
Equity in net (income) from affiliated companies	(11.9)	(5.9)	101.7%
Interest expense, net	29.2	46.8	(37.6)%
Debt extinguishment costs	5.9	—
Other expense, net	5.0	2.0	150.0%
Income (loss) before income taxes and noncontrolling interest	0.0	(5.2)	(100.0)%
Benefit from income taxes(1)	(0.5)	(2.9)	(82.8)%
Effective tax rate	NM	55.7%
Net income (loss)	0.5	(2.3)	(121.7)%
Less: Net income attributable to the noncontrolling interest	0.3	0.2	50.0%
Net income (loss) attributable to PQ Group Holdings Inc.	$0.2	$(2.5)	(108.0)%

Net earnings (loss) per share:
Basic earnings (loss) per share	$0.00	$(0.02)
Diluted earnings (loss) per share	$0.00	$(0.02)

Weighted average shares outstanding:
Basic	133,154,144	103,947,888
Diluted	133,884,983	103,947,888

(1)	Net of a $0.4 million provision for GILTI for the three months ended March 31, 2018.

PQ Group Holdings First Quarter 2018 Earnings Release	Page 6

PQ GROUP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	March 31, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$58.8	$66.2
Receivables, net	207.4	193.5
Inventories	283.8	262.4
Prepaid and other current assets	39.7	26.9
Total current assets	589.7	549.0
Investments in affiliated companies	471.8	469.3
Property, plant and equipment, net	1,245.7	1,230.4
Goodwill	1,273.6	1,306.0
Other intangible assets, net	785.0	786.1
Other long-term assets	96.9	74.7
Total assets	$4,462.7	$4,415.5
LIABILITIES
Notes payable and current maturities of long-term debt	$51.9	$45.2
Accounts payable	136.0	149.3
Accrued liabilities	102.7	93.9
Total current liabilities	290.6	288.4
Long-term debt	2,195.9	2,185.3
Deferred income taxes	194.9	189.3
Other long-term liabilities	134.3	120.6
Total liabilities	2,815.7	2,783.6
Commitments and contingencies
EQUITY
Common stock ($0.01 par); authorized shares 450,000,000; issued shares 135,244,379 on March 31, 2018 and December 31, 2017; outstanding shares 135,240,866 and 135,244,379 on March 31, 2018 and December 31, 2017, respectively	1.4	1.4
Preferred stock ($0.01 par); authorized shares 50,000,000; no shares issued or outstanding on March 31, 2018 and December 31, 2017	—	—
Additional paid-in capital	1,658.9	1,655.1
Accumulated deficit	(32.6)	(32.8)
Treasury stock, at cost; shares 3,513 on March 31, 2018	(0.1)	—
Accumulated other comprehensive income	13.8	4.3
Total PQ Group Holdings Inc. equity	1,641.4	1,628.0
Noncontrolling interest	5.6	3.9
Total equity	1,647.0	1,631.9
Total liabilities and equity	$4,462.7	$4,415.5

PQ Group Holdings First Quarter 2018 Earnings Release	Page 7

PQ GROUP HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$0.6	$(2.3)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	34.9	28.2
Amortization	13.6	12.4
Acquisition accounting valuation adjustments on inventory sold	1.6	0.9
Amortization of deferred financing costs and original issue discount	1.6	2.7
Debt extinguishment costs	3.8	—
Foreign currency exchange loss	5.1	2.0
Pension and postretirement healthcare benefit expense	0.8	0.9
Pension and postretirement healthcare benefit funding	(3.4)	(2.8)
Deferred income tax benefit	(2.6)	(2.0)
Net loss on asset disposals	1.2	0.3
Stock compensation	3.8	1.7
Equity in net (income) from affiliated companies	(11.9)	(5.9)
Dividends received from affiliated companies	10.8	—
Other, net	(3.1)	(0.6)
Working capital changes that provided (used) cash:
Receivables	(11.1)	(16.5)
Inventories	(19.5)	(5.0)
Prepaids and other current assets	(4.7)	(3.4)
Accounts payable	(7.0)	(16.4)
Accrued liabilities	7.5	12.5
Net cash provided by operating activities	22.0	6.7
Cash flows from investing activities:
Purchases of property, plant and equipment	(33.3)	(32.4)
Other, net	0.2	—
Net cash used in investing activities	(33.1)	(32.4)
Cash flows from financing activities:
Draw down of revolver	38.6	37.0
Repayments of revolver	(32.1)	(27.0)
Issuance of long-term debt	1,267.0	—
Debt issuance costs	(6.4)	—
Repayments of long-term debt	(1,261.6)	(3.1)
Other, net	(0.1)	—
Net cash provided by financing activities	5.4	6.9
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1.5)	(3.2)
Net change in cash, cash equivalents and restricted cash	(7.2)	(22.0)
Cash, cash equivalents and restricted cash at beginning of period	67.2	85.1
Cash, cash equivalents and restricted cash at end of period	$60.0	$63.1

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Appendix Table A-1: Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three months ended March 31,
	2018	2017
	(in millions)
Reconciliation of net income (loss) attributable to PQ Group Holdings Inc. to Segment Adjusted EBITDA
Net income (loss) attributable to PQ Group Holdings Inc.	$0.2	$(2.5)
Benefit from income taxes	(0.5)	(2.9)
Interest expense, net	29.2	46.8
Depreciation and amortization	48.5	40.6
EBITDA	77.4	82.0
Joint venture depreciation, amortization and interest(a)	3.3	2.6
Amortization of investment in affiliate step-up(b)	1.7	3.5
Amortization of inventory step-up(c)	1.6	0.9
Debt extinguishment costs	5.9	—
Net loss on asset disposals(d)	1.2	0.3
Foreign currency exchange loss(e)	5.1	2.0
Non-cash revaluation of inventory, including LIFO	4.9	2.4
Management advisory fees(f)	—	1.3
Transaction and other related costs(g)	0.4	1.4
Equity-based and other non-cash compensation	3.8	1.7
Restructuring, integration and business optimization expenses(h)	1.1	1.7
Defined benefit pension plan cost(i)	0.6	0.7
Other(j)	0.9	0.7
Adjusted EBITDA	107.9	101.2
Unallocated corporate expenses	7.7	7.7
Total Segment Adjusted EBITDA	$115.6	$108.9

Descriptions to PQ Non-GAAP Reconciliations

(a)
We use Adjusted EBITDA, Adjusted Net Income, and Adjusted Basic and Diluted EPS as performance measures to evaluate our financial results. Because our Environmental Catalysts and Services segment includes our 50% interest in our Zeolyst Joint Venture, we include an adjustment for our 50% proportionate share of depreciation, amortization and interest expense of our Zeolyst Joint Venture.

(b)
Represents the amortization of the fair value adjustments associated with the equity affiliate investment in our Zeolyst Joint Venture as a result of the combination of the businesses of PQ Holdings Inc. and Eco Services Operations LLC in May 2016 (the “Business Combination”). We determined the fair value of the equity affiliate investment and the fair value step-up was then attributed to the underlying assets of our Zeolyst Joint Venture. Amortization is primarily related to the fair value adjustments associated with inventory, fixed assets and intangible assets, including customer relationships and technical know-how.

(c)	As a result of the Sovitec acquisition and the Business Combination, there was a step-up in the fair value of inventory, which is amortized through cost of goods sold in the statement of operations.

(d)
We do not have a history of significant asset disposals. However, when asset disposals occur, we remove the impact of net gain/loss of the disposed asset because such impact primarily reflects the non-cash write-off of long-lived assets no longer in use.

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(e)
Reflects the exclusion of the negative or positive transaction gains and losses of foreign currency in the income statement primarily related to the Euro denominated term loan (which was settled as part of the February 2018 term loan refinancing) and the non-permanent intercompany debt denominated in local currency translated to U.S. dollars.

(f)
Reflects consulting fees paid to CCMP and affiliates of INEOS for consulting services that include certain financial advisory and management services. These payments ceased upon the closing of our initial public offering.

(g)
Relates to certain transaction costs described in our condensed consolidated financial statements for the three months ended March 31, 2018 as well as other costs related to several transactions that are completed, pending or abandoned and that we believe are not representative of our ongoing business operations.

(h)
Includes the impact of restructuring, integration and business optimization expenses that are related to specific, one-time items, including severance for a reduction in force and post-merger integration costs that are not expected to recur.

(i)
Represents adjustments for defined benefit pension plan costs in our statement of operations. More than two-thirds of our defined benefit pension plan obligations are under defined benefit pension plans that are frozen, and the remaining obligations primarily relate to plans operated in certain of our non-U.S. locations that, pursuant to jurisdictional requirements, cannot be frozen. As such, we do not view such expenses as core to our ongoing business operations.

(j)
Other costs consist of certain expenses that are not core to our ongoing business operations and are generally related to specific, one-time items, including environmental remediation-related costs associated with the legacy operations of our business prior to the Business Combination, capital and franchise taxes, non-cash asset retirement obligation accretion and the initial implementation of procedures to comply with Section 404 of the Sarbanes-Oxley Act. Included in this line-item are rounding discrepancies that may arise from rounding from dollars (in thousands) to dollars (in millions).

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Appendix Table A-2: Reconciliation of Net Income to Adjusted Net Income

	Three months ended March 31,
	2018	2017
	(in millions, except share and per share amounts )
Reconciliation of net income (loss) attributable to PQ Group Holdings Inc. to Adjusted Net Income(1)
Net income (loss) attributable to PQ Group Holdings Inc.	$0.2	$(2.5)
Amortization of investment in affiliate step-up(b)	1.2	2.1
Amortization of inventory step-up(c)	1.1	0.5
Debt extinguishment costs	4.1	—
Net loss on asset disposals(d)	0.8	0.2
Foreign currency exchange loss(e)	2.9	0.2
Non-cash revaluation of inventory, including LIFO	3.4	1.4
Management advisory fees(f)	—	0.7
Transaction and other related costs(g)	0.3	0.8
Equity-based and other non-cash compensation	2.6	0.9
Restructuring, integration and business optimization expenses(h)	0.7	1.0
Defined benefit pension plan cost(i)	0.4	0.4
Other(j)	0.7	0.3
Adjusted net income, including non-cash GILTI tax	$18.4	$6.0
Impact of non-cash GILTI tax(2)	2.5	—
Adjusted net income	$20.9	$6.0

Adjusted earnings per share:
Basic income per share	$0.16	$0.06
Diluted income per share	$0.16	$0.06

Weighted average shares outstanding:
Basic	133,154,144	103,947,888
Diluted	133,884,983	103,947,888

See Appendix A-1 for Descriptions to PQ Non-GAAP Reconciliations in table above.

(1)
We define adjusted net income as net income (loss) attributable to PQ Group Holdings adjusted for non-operating income or expense and the impact of certain non-cash or other items that are included in net income (loss) that we do not consider indicative of our ongoing operating performance. Adjusted net income is presented as a key performance indicator as we believe it will enhance a prospective investor’s understanding of our results of operations and financial condition. Adjusted net income may not be comparable with net income or adjusted net income as defined by other companies.

(2)
Amount represents the impact to tax expense associated with the Global Intangible Low Taxed Income (“GILTI”) provisions of the Tax Cuts and Jobs Act of 2017 (“TCJA”). Beginning January 1, 2018, GILTI results in taxation of “excess of foreign earnings”, which is defined as amounts greater than a 10% rate of return on applicable foreign tangible asset basis. The Company is required to record incremental tax provision impact with respect to GILTI as a result of having historical U.S. Net Operating Loss (“NOL”) amounts to offset the GILTI taxable income inclusion. This NOL utilization precludes us from recognizing foreign tax credits (“FTCs”) which would otherwise help offset the tax impacts of GILTI. No FTCs will be recognized with respect to GILTI until our cumulative NOL balance has been exhausted. Because the GILTI provision does not impact our cash taxes (given available U.S. NOLs), and given that we expect to recognize FTCs to offset GILTI impacts once the NOLs are exhausted, we do not view this item as a component of core operations.

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Appendix Table A-3: Business Segment Sales and Adjusted EBITDA

	Three months ended March 31,
	2018	2017	% Change
	(in millions, except percentages)
Sales:
EC&S	$117.2	$111.3	5.3%
PM&C	249.8	222.6	12.2%
Corporate	(0.8)	(1.0)	(20.0)%
Total sales	$366.2	$332.9	10.0%

Zeolyst Joint Venture Sales	$38.3	$32.7	17.1%

Adjusted EBITDA:
EC&S	$58.4	$56.4	3.5%
PM&C	57.2	52.5	9.0%
Corporate	(7.7)	(7.7)	—%
Total Adjusted EBITDA	$107.9	$101.2	6.6%

Adjusted EBITDA Margin:
EC&S(1)	37.6%	39.2%
PM&C	22.9%	23.6%

(1)	Adjusted EBITDA margin calculation includes proportionate 50% share of sales from Zeolyst International joint venture.

PQ Group Holdings First Quarter 2018 Earnings Release	Page 12

Appendix Table A-4: Free Cash Flow

	Three months ended March 31,
	2018	2017
	(in millions)
Net cash provided by operating activities	$22.0	$6.7

Less:
Purchases of property, plant and equipment(1)	(33.3)	(32.4)

Free cash flow(2)	$(11.3)	$(25.7)

Net cash used in investing activities(3)	$(33.1)	$(32.4)
Net cash provided by financing activities	$5.4	$6.9

(1)	Excludes the Company’s proportionate 50% share of capital expenditures from the Zeolyst joint venture

(2)
We define free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. Free cash flow is a non-GAAP financial measure that we believe will enhance a prospective investor’s understanding of our ability to generate additional cash from operations, and is an important financial measure for use in evaluating our financial performance. Our presentation of free cash flow is not intended to replace, and should not be considered superior to, the presentation of our net cash provided by operating activities determined in accordance with GAAP. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our condensed consolidated statements of cash flows.

(3)	Net cash used in investing activities includes purchases of property, plant and equipment, which is also included in our computation of free cash flow.

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